STATE OF NORTH CAROLINA
COUNTY OF HALIFAX
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 15th day of May, 1998 (the "Effective Date"), by and between SOUTHERN BANK AND TRUST COMPANY ("Southern") and WATSON N. SHERROD, JR. ("Employee").

                              W I T N E S S E T H:


         WHEREAS, Employee heretofore has been employed as President of ENFIELD SAVINGS BANK, INC., SSB ("Enfield"), and in such position has provided leadership and guidance in the growth and development of Enfield's business; and,

         WHEREAS, as of the Effective Date, Enfield has been merged into Southern; and,

         WHEREAS, Employee's experience and knowledge of Enfield's operations, customers and affairs, and his knowledge of and standing and reputation in Enfield's market area, would be of benefit to Southern in its continuation of Enfield's business; and, for that reason, Southern desires to retain Employee's services as an employee of Southern for the Term of Employment specified below, and Employee desires to become an employee of Southern, all subject to the terms and conditions provided herein; and,

         WHEREAS, for that purpose, Southern and Employee have agreed and desire to enter into this Agreement to set forth the terms and conditions of Employee's employment with Southern.

         NOW, THEREFORE, in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, Southern and Employee hereby agree as follows:

         1. Employment. Southern agrees to employ Employee, and Employee accepts employment with Southern, all upon the terms and conditions stated herein. As an employee of Southern, Employee will (I) serve as Senior Vice President of Southern, (ii) provide such assistance and advice to Southern as it may request from time to time regarding matters involving the former customers and employees of Enfield, loan quality control and review, product conversion and other tasks relating to the former operations of Enfield and the transition of control over such operations to Southern, (iii) promote Southern and its business and engage in business development activities on Southern's behalf in Enfield's former market areas, and (iv) have such other duties and responsibilities as shall be assigned to him by Southern.

                  In connection with the performance of his duties hereunder, Employee's office and principal employment location shall be at such place or places as Southern shall designate; provided, however, that Employee's office and principal employment location shall not be outside of Halifax County, North Carolina, without Employee's consent. Notwithstanding anything contained herein to the contrary, required business travel (including overnight travel) outside Halifax County in connection with his duties under this Agreement shall not constitute a violation of this Agreement.

         2. Term. Unless sooner terminated as provided in this Agreement, and subject to the right of either Employee or Southern to terminate Employee's employment at any time as provided herein, the term of Employee's employment with Southern under this Agreement (the "Term of Employment") shall be for a period of three (3) years commencing on the Effective Date and terminating at the close of Southern's business on May 14, 2001 (the "Expiration Date").

         3. Compensation. For all services rendered by Employee to Southern under this Agreement, including any services as a member of the Board of Directors of Southern and/or of Southern's parent company, Southern BancShares (N.C.), Inc. ("BancShares"), Southern shall pay Employee base salary at an annual rate of One Hundred Twenty-Two Thousand Two Hundred and No/100 Dollars ($122,200) during the Term of Employment. Employee's Base Salary shall be increased annually during the Term of Employment by a percentage equal to the average of the percentage increases during the preceding 12 months in the salaries of Southern's officers having the title Senior Vice President or higher. Base salary paid under this Agreement shall be payable not less frequently than monthly in accordance with Southern's payroll policies and procedures. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

         4. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Employee shall be eligible to participate in any and all employee benefit programs maintained by or for Southern that are generally available to and which cover all Southern's officers at Employee's job level or classification, subject to the rules applicable to such plans or programs prevailing from time to time. Except as otherwise specifically provided herein, Employee's participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of Southern's (or BancShares') Board of Directors establishing such programs and plans, and Southern's (and BancShares') normal practices and established policies regarding such plans and programs.

                  Employee shall receive credit for past full years of service with Enfield prior to the Effective Date for purposes of (i) participation and vesting in Southern's defined benefit pension plan (the "Pension Plan") and
Section 401(k) savings plan (the "Savings Plan"), and (ii) except as described below, for all purposes under all other Southern benefit plans (including coverage under Southern's health insurance plan and entitlement to vacation and sick leave); provided, however, that in no event shall Employee be entitled to or be given credit for past service with Enfield for purposes of the calculation or determination of benefits under the Pension Plan. For purposes of Southern's health insurance plan, Employee's participation will be without regard to pre-existing condition requirements under that plan, provided that any such pre-existing condition at the Effective Time would have been covered under the health insurance plan of Enfield. Notwithstanding anything contained herein to the contrary, if Southern shall believe in good faith that the granting of any such past service credit would not be permissible under the terms and requirements of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or Southern or Bancshares to any penalty, then Southern shall not be required to give Employee any such credit for past service with Enfield.

                  For calendar year 1998, Southern will grant to Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which Employee would be entitled during 1998, based on his credited years of service and in accordance with Southern's standard leave policies, less (ii) the number of days of sick leave and vacation used by Employee as an employee of Enfield during 1998 prior to the Effective Date. Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by Southern's leave policies.

                  Employee acknowledges that the terms and provisions of Southern's employee benefit plans and programs may be determined only by reading the actual plan documents under which Southern, BancShares or the plan administrator, as applicable, may make certain administrative determinations with discretion, and that Southern and BancShares reserve the right to modify or terminate each plan or program and any benefits provided thereunder.

         5. Standards of Performance and Conduct. During the Term of Employment, Employee faithfully and diligently shall discharge his obligations under this Agreement and shall perform the duties associated with his position with Southern in a manner which is competent and reasonably satisfactory to Southern, and Employee shall use his best efforts to implement Southern's policies and procedures currently in effect or as are established from time to time by Southern.

                  Employee, in the execution of his duties under this Agreement, at all times and in all material respects shall comply with Southern's Code of Conduct as the same is in effect as of the Effective Date and as it may be amended or supplemented from time to time subsequent thereto
 (the "Code of Conduct"), and with all applicable federal and state statutes and all rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.

         6. Termination of Previous Employment Agreement. Employee and Southern specifically agree that this Agreement supersedes that certain Employment Agreement dated September 22, 1995, between Employee and Enfield (the "Enfield Agreement"), and, as additional consideration for Southern's agreements and obligations under this Agreement, Employee hereby waives any and all rights, and releases Enfield and Southern from any and all obligations (including all rights and obligations under Section 10 thereof pertaining to "changes in control"), under the Enfield Agreement and agrees that the Enfield Agreement hereby is terminated and shall be of no further force or effect.

         7.       Noncompetition; Confidentiality.

                  (a) General. Employee hereby acknowledges and agrees that (i) Enfield has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of Southern's acquisition of substantially all Enfield's assets, Southern has acquired a valuable economic interest in Enfield's business in the Relevant Market which it is entitled to protect; (ii) in the course of his past service on behalf of Enfield and future service as an employee of Southern, he has gained and will continue to gain substantial knowledge of and familiarity with Enfield's and Southern's customers and their dealings with them, and other information concerning Enfield's and Southern's businesses, all of which constitute valuable assets and privileged information; and, (iii) in order to protect Southern's interest in and to assure it the benefit of its succession to Enfield's business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against Southern and on his disclosure of information about Southern's and Enfield's business and customers. For that purpose, and in consideration of Southern's agreements contained herein, Employee covenants and agrees as provided below.

                  (b) Covenant Not to Compete. During a period (the "Restriction Period") commencing on the date of this Agreement and ending on the date one year following the Expiration Date of the Term of Employment under this Agreement or, if earlier, the effective date of any termination of Employee's employment hereunder pursuant to Paragraph 8 below, Employee will not "Compete" (as defined below), directly or indirectly, with Southern in the geographic area (the "Relevant Market") consisting of Halifax County, North Carolina, and any county of North Carolina contiguous thereto (including without limitation the counties of Warren, Nash, Edgecombe, Bertie and Northampton).

                  For purposes of this Paragraph 7, the following terms shall have the meanings set forth below:

                  Compete. The term "Compete" means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) soliciting any Person residing in the Relevant Market to obtain any other service or product from any Financial Institution, (iv) inducing or attempting to induce any Person who was a Customer of Enfield at the time of its acquisition by Southern, or who was a Customer of Southern on the date of termination of Employee's employment with Southern, to change any depository, loan and/or other banking relationship of the Customer from Enfield or Southern to another Financial Institution; (v) acting as a consultant, officer, director, advisory director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market; or (vi) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Enfield at the time of its acquisition by Southern, or who was a Customer of Southern at the date of termination of this Agreement or Employee's employment with Southern for any reason.

                  Customer. The term "Customer of Enfield" means any Person with whom Enfield has or has had a depository or loan relationship and/or to whom Enfield has provided any other service or product, and the term "Customer of Southern" means any Person who or which is a resident of or located within the Relevant Market (as defined above) with whom Southern has or has had a depository or loan relationship and/or to whom Southern has provided any other service or product.

                  Financial Institution.  The term "Financial Institution" means
(i) any federal or state chartered bank, savings bank, savings and loan association or credit union, (ii) any holding company for, or corporation that owns or controls, any such entity, (iii) any subsidiary or service corporation of any such entity or holding company, or any entity controlled in any way by any such entity or holding company, or (iv) any other Person engaged in the business of making loans of any type, soliciting or taking deposits, or providing any other service or product that is provided by Southern or one of its affiliated corporations.

                  Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

                  (c) Confidentiality Covenant. Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to Enfield or Southern and their respective lending and deposit operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with Enfield or Southern), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to Southern and are valuable, special and unique assets of Southern's business which are not directly reproducible from any other source and to which Employee has had access as an officer and employee of Enfield and will have access during his employment with Southern. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of Southern, and (ii) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of Southern or otherwise pursuant to the direct, written authorization of Southern, Employee will not: divulge any such Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from Southern's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than Southern. However, following the termination of Employee's employment with Southern, this Paragraph 7(c) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Southern's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 7(c) or which otherwise breached any duty of confidentiality. Further, the above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Employee to the extent such disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction or to the extent that, in the reasonable opinion of legal counsel to Employee, disclosure otherwise is required by law.

                  (d) Reasonableness of Restrictions. If any of the restrictions set forth in this Paragraph 7 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected. Employee acknowledges that Enfield has had a substantial business presence in the Relevant Market, that Southern, through its purchase of Enfield's business, has acquired a legitimate economic interest of Enfield in those geographic areas which this Paragraph 7 specifically is intended to protect, and that the

Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Southern's economic interest and otherwise are reasonable and proper. In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable. In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 7 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

                  (e) Remedies for Breach. Employee understands and acknowledges that a breach or violation by him of any of the covenants contained in Paragraphs 7(b) and 7(c) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to Southern, and that Southern will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in either such Paragraph, Southern shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if Southern institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that Southern has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Southern of any such right, remedy, power or privilege shall not preclude Southern or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Southern.

                  Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of Paragraphs 7(b) and 7(c) above and the remedies provided in this Paragraph 7(e) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Southern under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

                  (f) Survival of Covenants. Employee's covenants and agreements and Southern's rights and remedies provided for in this Paragraph 7 shall survive and remain fully in effect following expiration of the Term of Employment or any actual termination of Employee's employment with Southern during the Term of Employment).

         8.       Termination and Termination Pay.

                  (a) By Employee. Employee's employment under this Agreement may be terminated at any time by Employee upon sixty (60) days' written notice to Southern. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination.

                  (b) Death or Retirement. Employee's employment under this Agreement automatically shall be terminated upon his death during the Term of Employment or upon the effective date of Employee's retirement with Southern's consent or under the terms of Southern's pension plan. Upon any such termination, Employee (or, in the case of Employee's death, his estate) shall be entitled to receive any compensation Employee shall have earned prior to the date of termination but which remains unpaid.

                  (c) By Southern. Southern may terminate Employee's employment at any time during the Term of Employment for "Cause" (as defined below). Upon any such termination by Southern under this Paragraph 8(c), Employee shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).

                  Notwithstanding anything contained herein to the contrary, before Southern may terminate Employee's employment for a Cause described in Paragraph 8(c)(i) below, Southern first shall give Employee ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Employee shall cure such Cause to the reasonable satisfaction of Southern, then Employee's employment shall continue; provided however, that, in the event of any reoccurrence or further occurrence of the same Cause, Southern shall have no obligation to give Employee any further or additional notice or opportunity to cure prior to the termination of Employee's employment. Except as specifically provided above, no such notice or opportunity to cure shall be required in the case of termination of Employee's employment for any Cause.

                  For purposes of this Paragraph 8(c), Southern shall have "Cause" to terminate Employee's employment upon:

                  (i) A determination by Southern,  in good faith, that Employee
(A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Conduct, (B) has failed in any material respect to perform or discharge his duties or responsibilities of employment in the manner provided herein, or (C) is engaging or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business prospects of Southern or which has had or likely will have a material adverse effect on Southern's business or reputation;

                  (ii) The  violation by Employee of any  applicable  federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over Southern or any of its affiliates or subsidiaries (a "Regulatory Authority"), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, the Federal Reserve Board or any other banking regulator, which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Southern or any of its affiliates or subsidiaries or to Southern's reputation;

                  (iii) The commission in the course of Employee's employment with Southern of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution or conviction);

                  (iv) The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, Southern or BancShares; or, in the event Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of Southern's or BancShares' affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority; or,

                  (v) The exclusion of Employee by the carrier or underwriter from coverage under Southern's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which Southern believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy.

                  (d) Except as otherwise provided below, upon the earlier of the Expiration Date of the Term of Employment or the effective date of any actual termination of Employee's employment with Southern under this Agreement for any reason, the provisions of this Agreement likewise shall terminate and be of no further force or effect. However, Employee's covenants contained in Paragraph 7 above, and Southern's obligations for continued payments of Cash Compensation under Paragraph 8(b) above, shall survive and remain in effect in accordance with their terms following the Expiration Date or any actual termination of Employee's employment.

         9. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that Southern (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

                  (a) Southern is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

                  (b) in the opinion of counsel to Southern such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to Southern, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

         10.      Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Southern which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Southern.

                  (b) Southern is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Southern.

         11. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12. Applicable Law. The parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement and that any suit or action relating to this Agreement shall be instituted and prosecuted in the Courts of Wayne County, North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue, except to the extent that federal law shall be deemed to apply.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Notices. Except as otherwise may be provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or sent by facsimile transmission by one party to the other, or when deposited by one party with the United States Postal Service, postage prepaid, and addressed to the other party as follows:

         If to Southern:                             If to Employee:

            Southern Bank and Trust Company             Watson N. Sherrod, Jr.
            121 East Main St.                           Post Office 486
            Mt. Olive, N.C.  28365                      Enfield, N.C.  27823
            Attention: David A. Bean

         16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         17. Entire Agreement. This Agreement and the Exhibits and other documents attached hereto and incorporated herein by reference contain the entire understanding and agreement of the parties, and there are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

                  IN WITNESS WHEREOF, Southern has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all as of the day and year first above written.

                           SOUTHERN BANK AND TRUST COMPANY



                           By:          /s/ John C. Pegram, Jr.
                                        -----------------------
                                        John C. Pegram, Jr.
                                        President




                                        /s/ Watson N. Sherrod, Jr.        (SEAL)
                                        --------------------------
                                        Watson N. Sherrod, Jr.